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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): October 2, 2000


                            SECOM GENERAL CORPORATION
             (Exact name of registrant as specified in its charter)


DELAWARE                                0-14299                  87-0410875
(state or other jurisdiction     (Commission File Number)      (IRS Employer
of incorporation)                                            Identification No.)


46035 GRAND RIVER AVENUE, NOVI, MICHIGAN                           48374
(Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code:  (248) 305-9410



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Item 5. Other Events.

                  On September 2, 2000, the registrant, Secom General Corporation announced that shareholders will receive a first liquidating distribution of $11.55 per share on October 31, 2000. The record date for determining the shareholders entitled to receive the distribution has been set for the close of business on October 12, 2000. The Registrant said it was able to increase the amount of its first distribution, from its initial projection of $10 per share, due primarily to the completion of the sale of the Tooling Group's real estate located in Romulus, Michigan and negotiating a final settlement of the DRA note receivable. The Registrant received $715,000 in full settlement of the remaining principal balance of $750,000 on the DRA note receivable.

                  The number of shares of the Company's outstanding common stock has declined by more than five percent (5%) to 998,820 as of September 27, 2000, from the 1,067,080 reported as of April 14, 1999. The decline in shares outstanding is due to various repurchases and related retirements of shares by the Company over the last 17 months.



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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized officer.

                                               SECOM GENERAL CORPORATION
                                               (Registrant)



                                               By: /s/ Scott J. Konieczny
                                                   ------------------------
                                                       Scott J. Konieczny
                                                       Chief Financial Officer

Dated:  October 3, 2000